Exhibit 10.4.4

VIRGINIA BANKERS ASSOCIATION

MODEL NON-QUALIFIED DEFERRED COMPENSATION PLAN

FOR EXECUTIVES

(As Restated Effective January 1, 2008)

AMENDMENT TO

ADOPTION AGREEMENT

If the Employer completing this document has any questions about the adoption of the Plan, the provisions of the Plan, its representative should contact Bette J. Albert, C.L.U. at the Virginia Bankers Association Benefits Corporation, 4490 Cox Road, Glen Allen, VA 23060-3341 - telephone number (804) 643-7469 during business hours.

1. EMPLOYER(S) ADOPTING PLAN NAMED IN PARAGRAPH 1.18 OF THE PLAN.
(a)	Name of Plan Sponsor: C&F Financial Corporation	(b)	Plan Sponsor’s telephone Number: (804) 843-2360
(c)	Address of Plan Sponsor: Post Office Box 391	(d)	Plan Sponsor’s EIN: 54-1680165

2. GENERAL PLAN INFORMATION.
(a)	Name of Plan: VBA Executive’s Deferred Compensation Plan for C&F Financial Corporation
(b)	Name, Address and EIN of Plan Administrator(s): [If other than Plan Sponsor, appointment must be by resolution]

Plan Amendments

Pursuant to subparagraph 11.1 of the Plan, the Board hereby adopts the following amendment to the Model Plan. This amendment is effective January 1, 2009.

1. Item 3(b)(3) of the Adoption Agreement is amended to read as follows:

[X]    (3)    Special or Other Transitional Provisions. [Use attachment if additional space is needed]

[Enter any special provisions including alternate definitions or other transitional provisions relating to any Predecessor Plan Account and the Plan as restated]

Effective January 1, 2006, any Employer may, in its discretion, elect to contribute for all of any of its employees participating in the Plan or under any contribution feature (i.e., Employer Matching Contributions, Excess Profit Sharing Employer Non-Elective Contributions, Excess Cash Balance Employer Non-Elective Contributions (effective January 1, 2009) and SERP Employer Non-Elective Contributions), less than the amount otherwise called for under the other provisions of the Adoption Agreement and/or to make Employer Matching Contributions at a different rate than otherwise called for under the other provisions of the Adoption Agreement.

2. Item 6(a)(1)(C) of the Adoption Agreement is amended to read as follows:

[X]	(C) Other Applicable Rules. A Participant shall be vested in his Employer Non-Elective Deferral Account in accordance with the following rules: See Attachment for vesting in the Employer Deferral Account Cash Balance subaccount and the Employer Deferral Account SERP subaccount.

[Describe vesting provisions, including automatic vesting provisions, applicable schedule and rules for counting service.]

IN WITNESS WHEREOF, each Employer, by its duly authorized representatives, has executed this instrument this 16th day of February , 2010.

C&F Financial Corporation
[Enter Name of Employer]

By	/s/ Larry G. Dillon
	Its	CEO

[SEAL]

ATTEST:

/s/ Mallory P. Spencer
Its

Citizens and Farmers Bank
[Enter Name of Employer]

By	/s/ Thomas F. Cherry
	Its	CFO

[SEAL]

ATTEST:

/s/ Mallory P. Spencer
Its

C&F Mortgage Corporation
[Enter Name of Employer]

By	/s/ Larry G. Dillon
	Its	Chairman

[SEAL]

ATTEST:

/s/ Mallory P. Spencer
Its

C&F Finance Company
[Enter Name of Employer]

By	/s/ Thomas F. Cherry
	Its	Treasurer, Board Member

[SEAL]

ATTEST:

/s/ Mallory P. Spencer
Its

ATTACHMENT TO

THE ADOPTION AGREEMENT FOR

VBA EXECUTIVE’S DEFERRED COMPENSATION PLAN

FOR C&F FINANCIAL CORPORATION

(As Restated Effective January 1, 2008 and As Further Amended October 20, 2009)

Pursuant to authorization of the Board of Directors of C&F Financial Corporation, the following additions are made to the Adoption Agreement for the VBA Executive’s Deferred Compensation Plan for C&F Financial Corporation, as restated effective January 1, 2008 in the form of the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Executives and as amended from time to time (the “Plan”), with an amendment adopted on October 20, 2009 adding “Excess Cash Balance” Employer Non-Elective Contributions (effective for Plan Years beginning on or after January 1, 2009):

1. Types of Employer Contributions. The Employer may make Employer Matching Contributions and three types of Employer Non-Elective Contributions – (1) “Excess Profit Sharing” Employer Non-Elective Contributions, (2) “Excess Cash Balance” Employer Non-Elective Contributions (effective for Plan Years beginning on or after January 1, 2009) and (3) “SERP” Employer Non-Elective Contributions.

2. Designation as a Participant Eligible for Employer Contributions. Eligibility of an Employee for participation in any or all of the Employer Contributions requires designation by the Board (or a committee thereof).

(a)	Participants who may be entitled to an Employer Matching Contribution are sometimes referred to as Matching Participants for this purpose.

(b)	Participants who may be entitled to an “Excess Profit Sharing” Employer Non-Elective Contribution are sometimes referred to as Excess Profit Sharing Participants for this purpose.

(c)	Participants who may be entitled to an “Excess Cash Balance” Employer Non-Elective Contribution are sometimes referred to as Excess Cash Balance Participants for this purpose.

(d)	Participants who may be entitled to a SERP Employer Non-Elective Contribution are sometimes referred to as SERP Participants for this purpose.

3. Employer Matching Contributions. Unless otherwise provided by the Board, each Employer shall make an Employer Matching Contribution for each Plan Year in an amount, subject to the limitations provided in the Plan, equal to the following percentage(s) of each Matching Participant’s Deferral Contributions of Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement for such Plan Year: 100% of his Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement contributed to the Plan (up to a maximum of 5% of such Compensation), provided however that the actual Employer Matching Contribution for a Plan Year for any Matching Participant shall not exceed the excess of (a) 5% of the Matching Participant’s Compensation as defined in Option 4(a)(2)(C) of the Adoption Agreement for such Plan Year over (b) the maximum matching contribution that could be made for the Matching Participant under the 401(k) Plan assuming he contributes the maximum permitted amount to the 401(k) Plan (taking into account all 401(k) Plan limits on contributions and covered compensation thereunder).

For purposes hereof, the “401(k) Plan” means the Virginia Bankers Association Defined Contribution Plan for Citizens and Farmers Bank as amended from time to time (or any successor thereto).

4. Excess Profit Sharing Employer Non-Elective Contributions. Unless otherwise provided by the Board, an “Excess Profit Sharing” Employer Non-Elective Contribution shall be made on behalf of an Excess Profit Sharing Participant who has Excess Compensation and who meets the accrual requirements to receive an allocation of the profit sharing contribution under the 401(k) Plan (as defined above) in an amount equal to the product obtained by multiplying (a) the 401(k) Plan profit sharing contribution rate (i.e., the actual profit sharing contribution to the 401(k) Plan expressed as a percentage of the covered compensation of 401(k) Plan participants entitled to a share of the profit sharing contribution) by (b) the Excess Profit Sharing Participant’s Excess Compensation.

For purposes hereof, the following terms have the following meanings:

(a)	“Compensation Limit” has the same meaning assigned to it in the 401(k) Plan.

(b)	“Excess Compensation” means Base Salary and Bonus in excess of the Compensation Limit (as defined in the 401(k) Plan and as applicable to the Plan Year in question).

5. Excess Cash Balance Employer Non-Elective Contributions. Effective as of and from January 1, 2009, unless otherwise provided by the Board, an “Excess Cash Balance” Employer Non-Elective Contribution shall be made for each Plan Year in which ends the plan year of the Cash Balance Plan (as defined below) on behalf of an Excess Cash Balance Participant who has Excess Compensation for such plan year and who meets the accrual requirements to receive Pay Credits (as defined in the Cash Balance Plan) under the Cash Balance Plan for such plan year in an amount equal to the product obtained by multiplying (a) the Excess Cash Balance Participant’s “Pay Credit” percentage under the Cash Balance Plan for such plan year by (b) the Excess Cash Balance Participant’s Excess Compensation for such plan year.

For purposes hereof, the following terms have the following meanings:

(a)	“Compensation Limit” has the same meaning assigned to it in the Cash Balance Plan.

(b)	“Excess Compensation” means the Excess Cash Balance Participant’s Compensation (as defined in the Cash Balance Plan) in excess of the Compensation Limit (as defined in the Cash Balance Plan and as applicable to the plan year in question).

For purposes hereof, the “Cash Balance Plan” means the Virginia Bankers Association Defined Benefit Plan for Citizens and Farmers Bank as amended from time to time (or any successor thereto).

The Company has participated in the Troubled Asset Relief Program Capital Purchase Program (“CPP”) created by the U.S. Department of the Treasury (the “Treasury Department”) pursuant to authority granted under the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”); and the Company is required to comply with the requirements of Section 111(b) of the EESA, as amended from time to time, and the CPP with respect to the compensation, including certain bonus accrual and payment prohibitions and limitations, of certain current and future employees of the Company (as determined for purposes of the EESA and the guidance and regulations issued by the Treasury Department with respect to the CPP (the “CPP Requirements”)), in accordance with the CPP Requirements. Notwithstanding anything to the contrary in the foregoing, no “Excess Cash Balance” Employer Non-Elective Contribution shall be made for any portion of a plan year under the Cash Balance Plan for which an Excess Cash Balance Participant is subject to the bonus non-accrual CPP Requirement.

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Where this limitation applies for part but not all of a plan year, Excess Compensation shall be assumed to be earned pro rata over the plan year with the result that an “Excess Cash Balance” Employer Non-Elective Contribution may be accrued for the portion of the plan year for which the bonus non-accrual CPP Requirement is inapplicable.

6. SERP Employer Non-Elective Contributions. Effective as of and from January 1, 2000, unless otherwise provided by the Board, a “SERP” Employer Non-Elective Contribution shall be made on behalf of a Participant who is a SERP Participant in such amount, if any, as determined in writing by the Board at or prior to the time the contribution is made.

7. Employer Non-Elective Deferral Account and Subaccounts Thereof. The Employer Non-Elective Deferral Account shall be subdivided into three subaccounts:

(a)	The Employer Deferral Account Profit Sharing subaccount to which shall be allocated Excess Profit Sharing Employer Non-Elective Contributions.

(b)	The Employer Deferral Account Cash Balance subaccount to which shall be allocated Excess Cash Balance Employer Non-Elective Contributions.

(c)	The Employer Deferral Account SERP subaccount to which shall be allocated SERP Employer Non-Elective Contributions.

8. Vesting in and Payment of Employer Deferral Account Cash Balance Subaccount.

(a)	The Employer Deferral Account Cash Balance subaccount of an Excess Cash Balance Participant shall be fully vested if, when and to the extent his accrued benefit under the Cash Balance Plan (as defined above) is vested.

(b)	The Employer Deferral Account Cash Balance subaccount of an Excess Cash Balance Participant shall be paid at the same time and in the same form as his Employer Deferral Account Profit Sharing subaccount. Notwithstanding anything to the contrary in the foregoing, no Employer Deferral Account Cash Balance subaccount balance shall be paid to an Excess Cash Balance Participant where and to the extent the bonus non-payment CPP requirement is applicable to Employer Deferral Account Cash Balance subaccount balance.

9. Vesting in and Payment of Employer Deferral Account SERP Subaccount.

(a)	Except as otherwise provided in item 9(b) of this Attachment to the Adoption Agreement for the Plan, the Employer Deferral Account SERP subaccount of a SERP Participant shall be fully vested upon the first to occur of the following while he is an Employee:

(i)	His death.

(ii)	His total disability (based on the standard applicable under the Employer’s long term disability program or, if none or if he is not a participant in that program, based on his entitlement to Social Security disability).

(iii)	His retirement at or after age 65.

(iv)	His early retirement with consent of the Board expressly providing for such vesting.

(v)	A Change in Control.

(b)

If other vesting provisions are provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any SERP Participant no later than the date the first contribution by the Employer to the Participant’s

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Employer Deferral Account SERP subaccount is made (or at any time thereafter if such other vesting provision make vesting more favorable to the SERP Participant), vesting in the SERP Participant’s Employer Deferral Account SERP subaccount shall be determined as so provided by the Board or its Compensation Committee.

(c)	Unless otherwise provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any SERP Participant no later than the date the first contribution by the Employer to the Participant’s Employer Deferral Account SERP subaccount is made (or alternatively on a year by year basis before the beginning of the year in question), a SERP Participant’s Employer Deferral Account SERP subaccount shall be paid at the time and in the form as the SERP Participant’s Employer Deferral Account Profit Sharing subaccount. Any such special payment provisions shall be in writing and shall provide for payment at a time and in a form permitted under the Plan.

IN WITNESS WHEREOF, C&F Financial Corporation, as the Plan Sponsor, has caused its name to be signed to this amended Attachment by its duly authorized officer as of the date noted below.

Dated: February 16, 2010	C&F Financial Corporation, Plan Sponsor

	By:	/s/ Larry G. Dillon
	Its	President & CEO

By execution hereof by the duly authorized Representative, the Virginia Bankers Association Benefits Corporation hereby accepts the above amended Attachment.

Dated: February 16, 2010	/s/ Bette J. Albert
Virginia Bankers Association Benefits Corporation Representative

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